                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           ICN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           ICN PHARMACEUTICALS, INC.

                                                                  April 21, 1997

To the Stockholders of
ICN Pharmaceuticals, Inc.:

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., which will be held on May 28, 1997, at 10:00 a.m. at the corporate headquarters of the Company, 3300 Hyland Avenue, Costa Mesa, California. Official Notice of the Meeting, a Proxy Statement and a form of proxy accompany this letter.

     The Company's Annual Report to Stockholders, including audited financial statements, accompanies this Proxy Statement.

     Please mark, date, sign and return the proxy in the enclosed envelope so that your shares may be represented. This will not prevent you from voting in person should you so desire, but will help secure a quorum necessary for the transaction of business.

                                          By Order of the Board of Directors,

                                          /s/ MILAN PANIC
                                          MILAN PANIC
                                          Chairman of the Board

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997
                            ------------------------

To the Stockholders of
ICN Pharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the corporate headquarters of the Company, 3300 Hyland Avenue, Costa Mesa, California, on May 28, 1997, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

          1. The election of five directors, to hold office until the 2000 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

          2. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 11, 1997, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          /s/ MILAN PANIC
                                          MILAN PANIC
                                          Chairman of the Board

                                          /s/ DAVID C. WATT
                                          DAVID C. WATT
                                          Secretary

Dated: April 21, 1997

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 28, 1997

                            ------------------------

     This Proxy Statement is being mailed on or about April 21,1997, to stockholders of ICN Pharmaceuticals, Inc. (the "Company" or "ICN") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 28, 1997, or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

     The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or telegraph. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The Company will pay fees estimated at $14,000, plus reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

                               VOTING SECURITIES

     As of the close of business on April 11, 1997, there were outstanding 34,483,386 shares of the Company's common stock, par value $.01 per share, (the "Common Stock") held of record by approximately 6,513 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

                                     MERGER

     On November 1, 1994, the shareholders of ICN Pharmaceuticals, Inc. ("ICN"), SPI Pharmaceuticals, Inc. ("SPI"), Viratek, Inc. ("Viratek"), and ICN Biomedicals, Inc. ("Biomedicals") (collectively, the "Predecessor Companies") approved a business combination involving the Predecessor Companies ("the Merger"). On November 10, 1994, SPI, Old ICN and Viratek merged into ICN Merger Corp. (then a wholly owned subsidiary of SPI), and Biomedicals merged into ICN Subsidiary Corp., a wholly-owned subsidiary of ICN Merger Corp. In the Merger, all of the stockholders of the Predecessor Companies (other than Old ICN) received shares of Common Stock in exchange for the shares of common stock of the predecessor companies at specified exchange rates for each of the Predecessor Companies. In conjunction with the Merger, ICN Merger Corp. was renamed ICN Pharmaceuticals, Inc. For accounting purposes, SPI is the acquiring company and as a result, the Company reports the historical financial data of SPI in its financial results.

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors be divided into three classes of directors. Five directors are to be elected at the 1997 Annual Meeting, each to serve until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified. The nominees are Roger Guillemin, M.D., Ph.D., Jean-Francois Kurz, Charles T. Manatt, Milan Panic and Michael Smith, Ph.D., all of whom currently serve as directors of the Company. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the five nominees for director named in this Proxy Statement.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the five nominees listed above. If any other matters are properly presented at the Meeting for action, which is not presently contemplated, the proxy holder will vote the proxies (which confer discretionary authority upon such holder to vote on such matters) in accordance with their best judgment.

     The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the votes cast by the holders of the Shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote their Shares is required to elect directors. Abstentions and broker non-votes in connection with the election of directors shall have no effect on such matters since directors are elected by a plurality of the votes cast at the Annual Meeting.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The current Board of Directors consists of fifteen members: Messrs. Guillemin, Kurz, Manatt, Panic and M. Smith are standing for re-election; Messrs. Hanson, Jolley, Lenagh, R. Smith and Starr are serving until the 1998 Annual Meeting of Stockholders; and Messrs. Barker, Bayh, Charles, Jerney and Moses will serve until the 1999 Annual Meeting of Stockholders. Set forth below with respect to each director is certain personal information, including the present principal occupation and recent business experience, age, year commenced service as a director of the Company (including service as a director of a Predecessor Company) and other corporate directorships (reference to ICN below includes service to Old ICN as applicable).

DIRECTORS NOMINATED FOR ELECTION

                                                                   YEAR
                                                                COMMENCED
                                                                SERVING AS
                                                               DIRECTOR OF           OTHER CORPORATE
             NAME AND PRINCIPAL OCCUPATION               AGE   THE COMPANY            DIRECTORSHIPS
-------------------------------------------------------  ---   ------------    ----------------------------
ROGER GUILLEMIN, M.D., PH.D. (d)                         73        1989        Prizm Pharmaceuticals, Inc.
  Dr. Guillemin has been an Adjunct Professor of
  Medicine at the University of California College of
  Medicine in San Diego since 1970. Prior to this, he
  was a distinguished Scientist at the Whittier
  Institute in La Jolla, California from March 1989 to
  1995 and was Resident Fellow and Chairman of the
  Laboratories for Neuroendocrinology at the Salk
  Institute in La Jolla, California. Dr. Guillemin was
  awarded the Nobel Prize in Medicine in 1977 and, in
  the same year, was presented the National Medal of
  Science by the President of the United States. He was
  affiliated with the Department of Physiology at
  Baylor College of Medicine in Houston, Texas from
  1952 to 1970. Dr. Guillemin is a member of the
  National Academy of Sciences, and a Fellow of the
  American Association for the Advancement of Science.
  He has also served as President of the American
  Endocrine Society.
JEAN-FRANCOIS KURZ (c)(e)                                62        1989        Board of Banque Pasche S.A.,
  Mr. Kurz was a member of the Board of Directors and                          Geneva
  the Executive Committee of the Board of DG Bank
  Switzerland Ltd. from 1990 to 1992. In 1988 and 1989,
  Mr. Kurz served as a General Manager of TDB American
  Express Bank of Geneva and from 1969 to 1988, he was
  Chief Executive Officer of Banque Gutzweiler, Kurz,
  Bungener in Geneva. Mr. Kurz is also Chairman of the
  Board of Banque Pasche S.A., Geneva.

CHARLES T. MANATT (c)(h)                                 60        1992        Federal Express; Comsat
  Mr. Manatt is a partner in the law firm of Manatt,
  Phelps & Phillips, of which he was a founder in 1965.
  Mr. Manatt served as Chairman of the Democratic
  Party.

MILAN PANIC (e)                                          67        1960
  Mr. Panic, the founder of ICN, has been Chairman of
  the Board and Chief Executive Officer of ICN since
  its inception in 1960 and served as President until
  1997; except for a leave of absence from July 14,
  1992 to March 4, 1993 while he was serving as Prime
  Minister of Yugoslavia and a leave of absence from
  October 1979 to June 1980. Mr. Panic served as
  Chairman of the Board and Chief Executive Officer of
  SPI, Viratek and Biomedicals from their respective
  inceptions (except for such leaves of absence) prior
  to the Merger, and he may be deemed to be a "control
  person" of the Company.

MICHAEL SMITH, PH.D. (d)                                 64        1994
  Dr. Smith is Director of the Biotechnology
  Laboratory, an interdisciplinary unit, at the
  University of British Columbia. He is Peter Wall
  Distinguished Professor of Biotechnology and
  University Professor at the University. He has been a
  Career Investigator of the Medical Research Council
  of Canada since 1966 and was awarded the Nobel Prize
  in Chemistry in 1993 for the development of
  site-directed mutagenesis.

DIRECTORS WHOSE TERM EXPIRE IN 1998

                                                                   YEAR
                                                                COMMENCED
                                                                SERVING AS
                                                               DIRECTOR OF           OTHER CORPORATE
             NAME AND PRINCIPAL OCCUPATION               AGE   THE COMPANY            DIRECTORSHIPS
-------------------------------------------------------  ---   ------------    ----------------------------
DALE M. HANSON (c)(f)(g)                                 54        1995
  Mr. Hanson is the Chief Executive Officer of American
  Partner's Capital Group, a provider of financial
  services to institutional investors. From 1987 to
  1994, Mr. Hanson was Chief Executive Officer of the
  California Public Employees Retirement System (Cal
  PERS). From 1981 to 1987, Mr. Hanson served as Chief
  Operating Officer of the Wisconsin Retirement System.
WELDON B. JOLLEY, PH.D. (d)(e)                           70        1960
  Dr. Jolley is President of Golden Opportunities and
  was President of the Nucleic Acid Research Institute,
  a former division of ICN, from 1985 to 1989. Dr.
  Jolley was a Vice President of ICN until 1991. Prior
  to that, he was, for eleven years, Professor of
  Surgery at the Loma Linda University School of
  Medicine in Loma Linda, California and a physiolo-
  gist at the Veterans Hospital in Loma Linda,
  California.

THOMAS H. LENAGH (b)(c)(f)                               74        1979        Adams Express Company; U.S.
  Mr. Lenagh is an independent financial advisor. He                           Life Corporation; SCI
  was Chairman of the Board of Greiner Engineering,                            Systems, Inc.; Gintel Funds;
  Inc. from 1982 to 1985. Mr. Lenagh served as                                 Irvine Sensors, Inc.; CML,
  Financial Vice President to the Aspen Institute from                         Inc.; Clemente Global Funds;
  1978 to 1980, and since then as an independent                               Franklin Quest; V Band Corp.
  financial consultant. From 1964 to 1978, he was
  Treasurer of the Ford Foundation.

ROBERTS A. SMITH, PH.D. (d)(e)                           68        1960        Nucleic Acid Research
  Dr. Smith was President of Viratek and Vice                                  Institute; PLC Systems
  President -- Research and Development of SPI through
  1992. For more than eleven years, Dr. Smith was
  Professor of Chemistry and Biochemistry at the
  University of California at Los Angeles.

RICHARD W. STARR (b)(c)                                  76        1983
  Mr. Starr is the retired Executive Vice President and
  Chief Credit Officer Worldwide of First Interstate
  Bank of California. Mr. Starr spent 31 years with
  First Interstate before retiring in 1983 and has over
  44 years of experience in commercial banking.

DIRECTORS WHOSE TERM EXPIRE IN 1999

                                                                   YEAR
                                                                COMMENCED
                                                                SERVING AS
                                                               DIRECTOR OF           OTHER CORPORATE
             NAME AND PRINCIPAL OCCUPATION               AGE   THE COMPANY            DIRECTORSHIPS
-------------------------------------------------------  ---   ------------    ----------------------------
NORMAN BARKER, JR. (a)(c)(g)                             74        1988        American Health Properties,
  Mr. Barker is the retired Chairman of the Board of                           Inc.; Fidelity Federal Bank,
  First Interstate Bank of California and Former Vice                          Chairman; Pacific American
  Chairman of the Board of First Interstate Bankcorp.                          Income Shares, Inc.,
  Mr. Barker joined First Interstate Bank of California                        Chairman; TCW Convertible
  in 1957 and was elected President and Director in                            Securities Fund, Inc.
  1968, Chief Executive Officer in 1971 and Chairman of
  the Board in 1973. He retired as Chairman of the
  Board at the end of 1985.

BIRCH E. BAYH, JR., ESQ. (a)(g)                          69        1992        Acordia, Inc. and Simon
  Mr. Bayh is the senior partner in the Washington,                            Property Group
  D.C. law firm of Bayh, Connaughton & Malone, P.C.
  (1991-present). He previously was head of the
  Washington office of Rivkin, Radler, Bayh, Hart &
  Kremer (1985-1991), and partner in the Indianapolis,
  Indiana and Washington, D.C. law firm of Bayh,
  Tabbert & Capehart (1981-1985). Mr. Bayh served as a
  United States Senator from the state of Indiana from
  1963-1981.
ALAN F. CHARLES (a)(f)                                   59        1986
  Mr. Charles was Vice Chancellor of University
  Relations at the University of California, Los
  Angeles from 1980 to 1993 and served in various
  administrative capacities at that University since
  1972. He is now an independent consultant in higher
  education management.

ADAM JERNEY                                              55        1992
  Mr. Jerney is Chief Operation Officer and President
  of ICN. He served as Chairman of the Board and Chief
  Executive Officer of ICN, SPI, Viratek and
  Biomedicals from July 14, 1992 to March 4, 1993
  during Milan Panic's leave of absence. Mr. Jerney
  joined ICN in 1973 as Director of Marketing Research
  in Europe and assumed the position of General Manager
  of ICN Netherlands in 1975. In 1981, he was elected
  Vice President -- Operations and in 1987 he became
  President and Chief Operating Officer of SPI. He
  became President of the Company in 1997. Prior to
  joining ICN, he spent four years with F.
  Hoffmann-LaRoche & Company.

STEPHEN D. MOSES (a)(b)(f)                               62        1988
  Mr. Moses is Chairman of the Board of Stephen Moses
  Interests. He was formerly Chairman of the Board of
  National Investment Development Corporation and
  Brentwood Bank in Los Angeles, California and a
  member of the National Advisory Board of the Center
  for National Policy. Mr. Moses serves on the Board of
  Visitors of Hebrew Union College, as well as the
  Board of Trustees of Franklin and Marshall College
  and the UCLA Foundation. From 1967 to 1971, Mr. Moses
  was an executive of the Boise Cascade Corporation,
  serving in several capacities, including President of
  Boise Cascade Home and Land Corporation. In the early
  1970's, Mr. Moses was President of Flagg Communities,
  Inc.

---------------

(a) Member of the Compensation and Benefits Committee

(b) Member of the Audit Committee

(c) Member of the Finance Committee

(d) Member of the Science and Technology Committee

(e) Member of the Executive Committee

(f) Member of the Communications Committee

(g) Member of the Corporate Governance Committee

     None of the directors are related by blood or marriage to one another or to an executive officer of the Company.

     On October 7, 1991, Old ICN, Viratek, Milan Panic, as Chairman of the Board, President and Chief Executive Officer of Old ICN and Dr. Weldon B. Jolley, a director of Old ICN, entered into a settlement agreement in a form of a Consent Decree with the Securities and Exchange Commission (the "Commission"), ending the investigation of Old ICN and its subsidiaries which began in 1987 and generally concerned Old ICN disclosures in 1986 and 1987 relating to the safety and efficacy of Virazole(R) in treating certain AIDS-related conditions. Without admitting or denying any violations of the securities laws, Old ICN, Viratek and the individuals agreed not to violate securities laws in the future (which obligations were assumed by ICN in the Merger).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Executive Committee, Audit Committee, Finance Committee, Science and Technology Committee, Compensation and Benefits Committee, Communications Committee and Corporate Governance Committee, but does not have a standing nominating committee.

     The current members of the Executive Committee are Messrs. Panic, Jolley, Kurz and R. Smith. This Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. The Executive Committee held no meetings during the year ended December 31, 1996.

     The current members of the Audit Committee, which held five meetings during the year ended December 31, 1996, are Messrs. Starr, Lenagh and Moses. Its functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit, the scope and results of the Company's internal audit procedures and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

     The Compensation and Benefits Committee recommends to the Board of Directors the compensation and benefits for senior management and directors, including the grant of stock options. The current members of this Committee are Messrs. Barker, Bayh, Charles and Moses. This Committee held eight meetings during the year ended December 31, 1996.

     The Finance Committee oversees investment and commercial banking issues and investment guidelines. The current members of this Committee are Messrs. Barker, Hanson, Kurz, Lenagh, Manatt and Starr. This Committee held five meetings during the year ended December 31, 1996.

     The Science and Technology Committee formulates and oversees the scientific and technology policy of the Company. The current members of this Committee are Drs. Guillemin, Jolley, M. Smith and R. Smith. This Committee held two meetings during the year ended December 31, 1996.

     The Communications Committee oversees the development of external communications policy for the Company in both the public relations and investor relations disciplines. The current members of the Communications Committee are Messrs. Charles, Hanson, Lenagh and Moses. This Committee met nine times during the year ended December 31, 1996.

     The Corporate Governance Committee was formed in July of 1995 and oversees the development of the Company's policies and procedures to insure the Company's adherence to good corporate governance for the benefit of the stockholders of the Company. The current members of this Committee are Messrs. Manatt, Barker, Bayh and Hanson. This Committee met four times during the year ended December 31, 1996.

     The Board of Directors met eleven times during 1996 and all of the directors attended at least 75% of the meetings, except for Dr. Guillemin, Mr. Hanson, Dr. Jolley, Mr. Kurz and Dr. M. Smith who attended 64%, 73%, 73%, 18% and 45%, respectively.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDER

     As of February 12, 1997, the following stockholders were known to management to be beneficial owners of more than 5% of the outstanding shares of the Common Stock:

                      NAME AND ADDRESS                  NUMBER OF SHARES      PERCENT OF CLASS
                     OF BENEFICIAL OWNER               BENEFICIALLY OWNED      OUTSTANDING(1)
        ---------------------------------------------  ------------------     ----------------
        Heartland Advisors, Inc.(2)..................       4,966,541               14.8%
        Heartland Value Fund
        790 North Milwaukee Street
        Milwaukee, WI 53202

        AIM Management Group Inc.(3).................       2,956,224                8.8%
        11 Greenway Plaza, Suite 1919
        Houston, Texas 77046

---------------


(1) Total outstanding shares of Common Stock for purposes of this table include 33,423,882 shares outstanding on December 31, 1996.


(2) As reported on Form 13G filed with the Securities and Exchange Commission (the "Commission") 4,966,541 Shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Act of 1934 by Heartland Advisors which includes 108,816 shares of common stock resulting from the assumed conversion of 2,407,000 of 8.5% Subordinated Convertible Debentures due November 15, 1999, which may also be deemed beneficially owned by Heartland Group. The interests of Heartland Group, Inc., a services investment company for which Heartland Advisors serves as investment advisor, relates to more than 5% of the class.

(3) As reported on Form 13G filed with the Securities and Exchange Commission (the "Commission"), 2,956,224 Shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") by Aim Management.

OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of March 31, 1997, certain information regarding the beneficial ownership of New ICN common stock and the percent of shares owned beneficially by each Named Executive Officer and all directors and executive officers of New ICN as a group:

                                                        NUMBER OF SHARES
                                                          AND NATURE OF
                                                           BENEFICIAL
                                                            OWNERSHIP
                                                             OF ICN              PERCENTAGE
                 IDENTITY OF OWNER OR GROUP              COMMON STOCK(1)          OF CLASS
        ---------------------------------------------  -------------------       ----------
        Norman Barker, Jr............................          51,350(3)              (2)
        Birch E. Bayh, Jr............................          42,115(4)              (2)
        Alan F. Charles..............................          30,643(5)              (2)
        Roger Guillemin, M.D., Ph.D..................          78,976(6)              (2)
        Dale Hanson..................................           3,750(7)              (2)
        Adam Jerney..................................         667,872(8)             1.9%
        Weldon B. Jolley, Ph.D.......................         124,833(9)              (2)
        Jean-Francois Kurz...........................          23,036(10)             (2)
        Thomas H. Lenagh.............................          27,423(11)             (2)
        Charles T. Manatt............................          44,095(12)             (2)
        Stephen D. Moses.............................          37,273(13)             (2)
        Milan Panic..................................       1,492,358(14)            4.2%
        Michael Smith, Ph.D..........................          23,778(15)             (2)
        Roberts A. Smith, Ph.D.......................         182,925(16)             (2)
        Richard W. Starr.............................          45,685(17)             (2)
        John E. Giordani.............................          96,232(18)             (2)
        Bill A. MacDonald............................         161,502(19)             (2)
        David Watt...................................         126,923(20)             (2)
        Jack Sholl...................................          76,828(21)             (2)
        John Julian..................................          20,456(22)             (2)
        Devron Averett...............................          12,688(23)             (2)
        Directors and executive officers of the
          Company
          as a group (21 persons)....................       3,370,741(24)            9.1%

---------------

 (1) Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to community property laws.

 (2) Less than 1%.

 (3) Includes 48,595 shares of ICN common stock which Mr. Barker has the right to acquire upon the exercise of currently exercisable stock options.

 (4) Includes 36,463 shares of ICN common stock which Mr. Bayh has the right to acquire upon the exercise of currently exercisable stock options.

 (5) Includes 30,597 shares of ICN common stock which Mr. Charles has the right to acquire upon the exercise of currently exercisable stock options.

 (6) Includes 78,424 shares of ICN common stock which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

 (7) Includes 3,750 shares of ICN common stock which Mr. Hanson has the right to acquire upon the exercise of currently exercisable stock options.

 (8) Includes 627,872 shares of ICN common stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

 (9) Includes 91,035 shares of ICN common stock which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

(10) Includes 23,036 shares of ICN common stock which Mr. Kurz has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 23,036 shares of ICN common stock which Mr. Lenagh has the right to acquire upon the exercise of currently exercisable stock options.

(12) Includes 43,071 shares of ICN common stock which Mr. Manatt has the right to acquire upon the exercise of currently exercisable stock options.

(13) Includes 37,071 shares of ICN common stock which Mr. Moses has the right to acquire upon the exercise of currently exercisable stock options.

(14) Includes 1,171,195 shares of ICN common stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(15) Includes 23,778 shares of ICN common stock which Dr. Michael Smith has the right to acquire upon the exercise of currently exercisable stock options.

(16) Includes 145,900 shares of ICN common stock which Dr. Roberts A. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(17) Includes 30,683 shares of ICN common stock which Mr. Starr has the right to acquire upon the exercise of currently exercisable stock options.

(18) Includes 96,232 shares of ICN common stock which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

(19) Includes 157,379 shares of ICN common stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(20) Includes 124,928 shares of ICN common stock which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.

(21) Includes 73,703 shares of ICN common stock which Mr. Sholl has the right to acquire upon the exercise of currently exercisable stock options.

(22) Includes 20,456 shares of ICN common stock which Mr. Julian has the right to acquire upon the exercise of currently exercisable stock options.

(23) Includes 12,500 shares of ICN common stock which Dr. Averett has the right to acquire upon the exercise of currently exercisable stock options.

(21) Includes 2,899,704 shares of ICN common stock which directors and certain officers has the right to acquire upon the exercise of currently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange act requires ICN's executive officers and directors, and persons who own more than ten percent of a registered class of ICN's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Such executive officers, directors and shareholders are required by Commission regulation to furnish ICN with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by ICN, or written representations from certain reporting persons that no Forms 5 were required for those persons, ICN believes that during fiscal year 1996 all filing requirements applicable to its executive officers, directors and ten percent beneficial owners were timely satisfied.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly paid executive officers of ICN (the "Named Executive Officers"), for services rendered to the Predecessor Companies and ICN in all capacities during the twelve months ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                    OTHER
                                       ANNUAL COMPENSATION          ANNUAL         AWARDS       ALL OTHER
            NAME AND               ---------------------------   COMPENSATION   ------------   COMPENSATION
       PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)(2)     ($)(3)
---------------------------------  ----   ---------   --------   ------------   ------------   ------------
Milan Panic......................  1996    612,500    750,000                      100,000(4)      73,893(5)
  Chairman and Chief               1995    572,500    275,000                       --             92,500(5)
  Executive Officer                1994    535,000    195,600                      702,600(4)      70,600(5)

Adam Jerney......................  1996    380,000    160,000                       --             22,400(7)
  President and Chief              1995    380,000    200,000                       --             66,400(7)
  Operating Officer                1994    380,000    146,719                      212,415(6)      60,700(7)

John E. Giordani.................  1996    278,000    127,000                       --             16,300
  Executive Vice President,        1995    238,707    100,000                       --             30,187
  Chief Financial Officer          1994    225,195     96,671                       95,000(8)      32,045
  and Corporate Controller

Bill A. MacDonald................  1996    200,000    141,000                       --             15,600
  Executive Vice President,        1995    200,000    100,000                       --              3,067
  Corporate Development            1994    200,000     96,671                      105,520(9)      16,860

David Watt.......................  1996    200,000    269,000                       --              3,000
  Executive Vice President,        1995    200,000    100,000                       --              2,607
  General Counsel,                 1994    180,000     96,671                       75,520(10)      2,448
  Corporate Secretary


---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Includes grants of options to purchase shares of common stock of ICN.

(3) Except where otherwise indicated, the amounts in this column represent matching contributions to ICN's 401(K) plan, amounts accrued under an executive deferral plan and medical benefits and medical and life insurance premiums.

(4) Mr. Panic was granted options to purchase the following shares of ICN common stock (Post Merger), ICN common stock (Pre-Merger), SPI common stock, Viratek common stock and Biomedicals common stock.

       POST MERGER:

                                             ICN (NEW)
                                             ---------
        1996...............................   100,000
        1995...............................     --

       PRE-MERGER:

                                                ICN         SPI      VIRATEK    BIOMEDICALS
                                             ---------    -------    -------    -----------
        1994...............................   300,000     202,600    200,000       --

(5) In 1996, the $73,893 of "All Other Compensation" consists of the following: executive medical $7,600, life insurance $5,900, and $60,392.93 on interest paid pursuant to a collateral agreement. In 1995, the $92,500 of "All Other Compensation" consists of the following: legal $79,000, executive medical $5,300 and life insurance $8,200. In 1994, the $70,600 consists of the following: legal $23,800, accounting $34,100, executive medical $6,100 and life insurance $6,600.


(6) Mr. Jerney was granted options to purchase the following shares of ICN common stock (Post Merger), ICN common stock (Pre-Merger), SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

       POST MERGER:

                                               ICN (NEW)
                                               ---------
        1996.................................     --
        1995.................................     --

       PRE-MERGER:

                                                  ICN        SPI      VIRATEK    BIOMEDICALS
                                               ---------    ------    -------    -----------
        1994.................................    50,000     50,650     50,000       61,765

(7) In 1996, the $22,400 of "All Other Compensation" consists of the following: accounting-tax $11,100, executive medical $7,900, tennis club $400 and life insurance $3,000.

    In 1995, the $66,400 of "All Other Compensation" consists of the following: accounting-tax $41,900, legal expense $12,600, executive medical $7,600, tennis club $400 and life insurance $3,900. In 1994, the $60,700 is broken out as follows: accounting-tax $27,900, deferred compensation interest $16,900, executive medical $8,500; 401(k) employee contribution $4,600, tennis club $400, and life insurance $2,400.

(8) Mr. Giordani was granted options to purchase the following shares of ICN common stock (Post Merger), ICN common stock (Pre-Merger), SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

       POST MERGER:

                                               ICN (NEW)
                                               ---------
        1996.................................     --
        1995.................................    40,000

       PRE-MERGER:


                                                  ICN        SPI      VIRATEK    BIOMEDICALS
                                               ---------    ------    -------    -----------
        1994.................................    25,000     40,000     10,000       20,000


 (9) Mr. MacDonald was granted options to purchase the following shares of Common Stock (Post Merger), ICN common stock (Pre-Merger), SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

       POST MERGER:

                                               ICN (NEW)
                                               ---------
        1996.................................     --
        1995.................................     --

       PRE-MERGER:

                                                  ICN        SPI      VIRATEK    BIOMEDICALS
                                               ---------    ------    -------    -----------
        1994.................................    25,000     40,520     10,000       30,000

(10) Mr. Watt was granted options to purchase the following shares of ICN common stock (Post Merger), ICN common stock (Pre-Merger), SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

       POST MERGER:

                                               ICN (NEW)
                                               ---------
        1996.................................     --
        1995.................................     --

       PRE-MERGER:


                                                  ICN        SPI      VIRATEK    BIOMEDICALS
                                               ---------    ------    -------    -----------
        1994.................................    25,000     40,520     10,000       --


     In August 1996, the Company loaned the Chairman and CEO $428,000 in regards to tax matters relating to the exercise of stock options. This loan along with accrued interest was repaid in November 1996.

     In June 1996, the Company made a short-term loan to the Chairman and CEO in the amount of $3,500,000 for certain personal obligations. During August 1996, this amount was repaid to the Company. In connection with this transaction, the Company guaranteed $3,600,000 of debt of the Chairman with a third party bank. In addition to the guarantee, the Company deposited $3,600,000 with this bank as collateral to the Chairman's debt. This deposit is recorded as a long-term asset on the balance sheet. The Chairman has provided collateral to the Company's guarantee in the form of a right to the proceeds of the exercise of stock options in the amount of 100,000 options with an exercise price of $22.75 and the rights to a $4,000,000 life insurance policy provided by the Company. In the event of any default on the debt to the bank, the Company has recourse that is limited to the collateral described above. Both the transaction and the sufficiency of the collateral for the guarantee were approved by the Board of Directors.

     In July 1995, the Company loaned the Chief Operating Officer $93,000 for the exercise of stock options which was repaid in March 1996.

     In January 1995, the Company advanced Milan Panic $1,406,682, in regards to tax matter relating to the exercise of stock options. The advance, plus accrued interest at Bank of America's Reference Rate thereon, was fully paid by March, 1995 with cash of $1,271,013 and shares of the Common Stock having a market value at the time of $147,183.

     On May 29, 1996, at the Company's 1996 Annual Meeting of Stockholders, the stockholders approved a Long Term Incentive Plan for certain key officers and managers. As of March 31, 1997, no awards have been earned or distributed pursuant to this Plan.

OPTION GRANT INFORMATION

     The following table sets forth information with respect to options to purchase shares of Common Stock granted to Named Executive Officers in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                     NUMBER OF     PERCENT OF
                                     SECURITIES   TOTAL OPTIONS
                                     UNDERLYING    GRANTED TO
                                      OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION        GRANT DATE
               NAME                  GRANTED(1)    FISCAL YEAR      PRICE         DATE        PRESENT VALUE(2)
-----------------------------------  ---------    -------------    --------    -----------    ----------------
Milan Panic........................   100,000           19%         $22.75         7/22/06       $1,126,000
Adam Jerney........................         0            0%         $  .00         0/00/00       $     000.
John E. Giordani...................         0            0%         $  .00         0/00/00       $     000.
Bill A. MacDonald..................         0            0%         $  .00         0/00/00       $     000.
David C. Watt......................         0            0%         $  .00         0/00/00       $     000.


---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.


(3) A total of 532,000 options were granted to employees including executive officers during fiscal 1996.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding (i) stock option exercises by the Named Executive Officers during 1996 and (ii) unexercised stock options held by the Named Executive Officers at December 31, 1996:

                          AGGREGATED OPTION EXERCISES

                    IN 1996 AND MARCH 31, 1997 OPTION VALUES



                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                           SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS
                               SHARES                       OPTIONS AT 03/31/97             AT 03/31/97(2)
                              ACQUIRED       VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  ---------   -----------   -----------   -------------   -----------   -------------
Milan Panic.................    128,600   $ 2,184,900     1,171,195       122,990     $ 3,391,800    $   703,139
Adam Jerney.................     45,000       505,100       627,872        27,295       4,947,600        159,291
John E. Giordani............     37,800       441,700        96,232        16,788         315,100        104,541
Bill A. MacDonald...........     16,500       263,100       157,379        17,321         933,200        105,633
David Watt..................     18,000       312,200       124,928        15,727         832,700        102,845


---------------

(1) Difference between the fair market value of the shares of common stock of the Company at the date of exercise and the exercise price.

(2) Difference between the fair market value of the shares of common stock of the Company on December 31, 1996 and the exercise price.

COMPENSATION OF DIRECTORS OF ICN

     Members of the Board of Directors of ICN, other than employees, were paid an annual fee of $30,000, payable quarterly, plus a fee of $1,000 for every Board meeting attended and an additional fee of $1,000 for every committee meeting attended, and were reimbursed for their out-of-pocket expenses in attending meetings. During 1996, Mr. Bayh, or the law firm with which he is affiliated, received legal or consulting fees from ICN in the amount of $23,140. In addition, Drs. Guillemin, M. Smith and R. Smith and Messrs. Charles and Moses received $75,000, $50,000, $12,000, $48,000 and $36,000, respectively, in 1996 from ICN for consulting services rendered. In addition, non-employee directors on each April 18th are granted options to purchase 15,000 Shares.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of Old ICN adopted Employment Agreements ("Employment Agreements") which contained "Change in Control" benefits for six then current key senior executive officers of Old ICN. The executives include Messrs. Jerney, Giordani, MacDonald and Watt, then officers of Old ICN, and Messrs. Phillips and Sholl, then officers of SPI. The Employment Agreements were assumed by ICN in connection with the Merger. Mr. Phillips retired from the Company in May, 1995 and his contract terminated. In addition, the Company entered into an Employment Contract in May, 1995 with John Julian, Senior Vice President and with Dr. Devron Averett dated June 14, 1996, containing identical provisions to the "Employment Agreements."

     The Employment Agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened Change in Control. Each agreement with Messrs. Jerney, Giordani, MacDonald, Watt and Sholl had an initial term which ended March 30, 1996 and have been extended through March 30, 1998. The Agreements with Mr. Julian and Dr. Averett have initial terms extending through May 30, 1996 and June 30, 1997, respectively. The Employment Agreements automatically extend for one year terms each year thereafter unless either the executive or ICN elects not to extend it (provided that any notice by ICN not to extend the agreement cannot cause the agreement to be terminated prior to the expiration of the third anniversary of the date of any Change in Control). These Employment Agreements provide that each executive shall receive severance benefits equal to three times salary and bonus (and certain other benefits) if the executive's employment is terminated without cause, if the executive terminates employment for certain enumerated reasons following a Change in Control of ICN (including a significant reduction in the executive's compensation, duties, title or reporting responsibilities or a change in the executive's job location), or the executive leaves ICN for any reason or without reason during a sixty day period commencing six months after the Change in Control. The executive is under no obligation to mitigate amounts payable under the Employment Agreements.


     For purposes of the Employment Agreements, a "Change in Control" means any of the following events: (i) the acquisition (other than from ICN) by any person, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of ICN's then outstanding voting securities; (ii) the existing Board of Directors cease for any reason to constitute at least two-thirds of the Board, unless the election, or nomination for election by ICN's stockholders, of any new director was approved by a vote of at least two-thirds of the existing Board of Directors; or
(iii) approval by stockholders of ICN of (a) a merger or consolidation involving ICN if the stockholders of ICN, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 80% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of ICN outstanding immediately before such merger or consolidation, or (b) a complete liquidation or dissolution of ICN or an agreement for the sale or other disposition of all or substantially all of the assets of ICN. Removal of ICN's Board of Directors would also constitute a Change in Control under the Employment Agreements. If the employment of such key senior executives is terminated under any of the circumstances described above the executives would be entitled to receive the following approximate amounts (based upon present compensation): Adam Jerney $1,705,200; John Giordani $1,263,900; Bill MacDonald $1,069,800; David Watt $1,416,000; Jack Sholl
$865,617; John Julian

$1,074,861; and Devron Averett $566,859. In addition, the vesting of certain options granted to the executives would be accelerated. The value of the accelerated options would depend upon the market price of the shares at that time.


PANIC EMPLOYMENT AGREEMENT

     Old ICN and Milan Panic entered into an Employment Agreement effective October 1, 1988, which, as amended and extended, terminates on September 30, 1998 (the "Panic Employment Agreement"). The base amount of salary for Mr. Panic was determined by the Compensation Committee of the Board of Directors of Old ICN in 1988. In setting the base amount, the Compensation Committee took into consideration Mr. Panic's then-current base salary, the base salaries of chief executives of companies of similar scope and complexity and the Compensation Committee's desire to retain Mr. Panic's services, given his role as founder of ICN. Upon consummation of the merger, the Panic Employment Agreement was assumed by ICN. The Panic Employment Agreement provides for an annual salary, currently $612,500, with an annual 7% increase payable under certain circumstances. The Panic Employment Agreement provides that during the period of his employment, Mr. Panic will not engage in businesses competitive with ICN without the approval of the Board of Directors. Under the Panic Employment Agreement, Mr. Panic agreed to waive and eliminate retirement benefits contained in his prior employment contract with ICN. Instead, Mr. Panic may, at his option, retire upon termination of the Panic Employment Agreement.


     Upon retirement, Mr. Panic has agreed to provide consulting services to ICN for $120,000 per year, which amount is subject to annual cost-of-living adjustments from the base year of 1967 until the date of retirement not to exceed his salary at the date of retirement (currently estimated to be in excess of $575,000 per year, as adjusted). Mr. Panic's agreement to provide consulting services to ICN is a lifetime agreement. The consulting fee shall not at any time exceed the highest annual compensation, as adjusted, paid to Mr. Panic during his employment by ICN. Upon Mr. Panic's retirement, the consulting fee shall not be subject to further cost-of-living adjustments. Mr. Panic is entitled to participate in the Company's medical and dental plans when serving as a consultant. The Panic Employment Agreement includes a severance compensation provision in the event of a Change in Control of ICN. The Panic Employment Agreement provides that if within two years after a Change in Control of ICN, Mr. Panic's employment with ICN is terminated, except as a result of death, disability or illness, or if Mr. Panic leaves the employ of ICN within such two-year period, then Mr. Panic will receive as severance compensation, five times his annual salary, as adjusted, and Mr. Panic will be deemed to have retired and will receive the same consulting fees to which he would otherwise have been entitled under the Panic Employment Agreement. A Change in Control of ICN would occur, for purposes of the Panic Employment Agreement, if (i) a Change in Control shall occur of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act (for purposes of that Item, "control" is defined as the power to direct or cause the direction of the management and policies of ICN, whether through the ownership of voting securities, by contract, or otherwise) unless two-thirds of the Existing Board of Directors, as defined below, decide in their discretion that no Change in Control has occurred for purposes of the agreement; (ii) any person is or becomes the beneficial owner, directly or indirectly, of securities of ICN representing 15% or more of the combined voting power of ICN's then outstanding securities; (iii) the persons constituting the Existing Board of Directors, as defined below, cease for any reason to constitute a majority of ICN's Board of Directors; or (iv) shares of ICN common stock cease to be registered under the Exchange Act. "Existing Board of Directors" is defined in the Panic Employment Agreement as those persons constituting the Board of Directors at the date of the Panic Employment Agreement, together with each new director whose election or nomination for election by ICN's stockholders was previously approved, or is approved within thirty days of such election or nomination, by a vote of at least two-thirds of the directors in office prior to such person's election as a director. If Mr. Panic's employment is terminated under any of the circumstances described above following such a Change in Control, in addition to the consulting fee as described above, Mr. Panic would be entitled to receive (based upon present compensation) $3,062,500.

COMPENSATION REPORT

     The Compensation and Benefits Committee ("Committee") is composed of Messrs. Barker, Bayh, Charles and Moses each of whom are an independent non-employee director.

     The following statement made by the members of the Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy

     The Board of Directors adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by the Company and the specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of their unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and their supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine base salary for the following fiscal year. Eligibility for bonus awards was based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an employee merit a bonus or the reasons for failure to meet the objective standards are beyond the control of the Company and/or the employee. Stock options are granted based on a program developed for the Company by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to their base salary. The Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  Base Salary

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of other like companies in the same industry. The Company reviewed salary surveys prepared by Towers Perrin. These surveys did not state which companies participated in the surveys. The salary levels were in the median of compensation for similar positions. Grades are updated to reflect changes in the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the Committee.

  Bonus Plan

     The Company has adopted an Incentive Bonus Plan which is based on target goals of growth in both operating income and earnings per share. Individual performance goals are compared against the target goals established. Recommendations are made by individual supervisors and approved by the Committee.

  Long Term Stock Incentive Plans

     Stock options are granted as long range incentives to executives. Options vest over a ten year period. Options are granted at fair market value. The amount of options granted is tied to salary and performance and each grant is evaluated. No grant to executives is automatic. On May 29, 1996, at the Company's 1996 Annual Meeting of Stockholders, the stockholders approved a Long Term Incentive Plan ("LTIP") which provides for restricted stock awards to be granted to certain key officers and employees of the Company. Eligibility for awards under the LTIP require that the Company's stock performance exceeds that of the Standard and Poor 500 index.

  Chief Executive Officer Compensation

     The Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the Committee is to grant compensation consistent with compensation granted to other chief executive officers of companies in the same industry. The Chief Executive Officer's compensation is based on an employment agreement with ICN (see "Executive Compensation") comprised of a base salary and a bonus based on the Company's performance. Special onetime bonuses will be paid, at the Committee's discretion, based on special contributions made to the Company. Substantial bonuses are approved by the Board of Directors.

  Internal Revenue Code Section 162(m)

     Section 162(m) of the Code, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by ICN on the last day of the taxable year.
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. The application of Section 162(m) is not expected to have a material impact on the federal income tax liability of ICN.

  Compensation Committee Interlocks and Insider Participation

     Bayh, Connaughton & Malone, P.C. received fees in 1996 from ICN for legal services in the amount of $23,140. Mr. Birch E. Bayh, Jr. is a senior partner in the firm.

                                          Compensation and Benefits Committee

                                          Norman Barker, Jr.
                                          Senator Birch Bayh
                                          Alan F. Charles
                                          Stephen D. Moses

                               PERFORMANCE GRAPH

     The following compares ICN's cumulative total stock return on the shares with the cumulative return on the Standard & Poor's 500 Stock Index and the 5-Stock Custom Composite Index for the five years ended December 31, 1996. The graph assumes that the value of the investment of the ICN Common Stock in each index as $100 at December 31, 1991 and that all dividends were reinvested. The cumulative total return for the Company is based on an initial investment in SPI (the predecessor for accounting purposes to the Company) on December 31, 1991 (and taking into account the conversion of shares of SPI common stock into Shares in the Merger on November 11, 1994 on a one for one basis).

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1991


                                            ICN
        MEASUREMENT PERIOD            PHARMACEUTICALS                        CUSTOM COMPOSITE
      (FISCAL YEAR COVERED)                INC.               S&P 500        INDEX (5 STOCKS)
      ---------------------           ---------------         -------        ----------------
DEC-91                                     100                  100                 100
DEC-92                                      37                  108                  76
DEC-93                                      53                  118                  58
DEC-94                                      68                  120                  72
DEC-95                                      81                  165                 119
DEC-96                                      84                  203                 111

     The 5-Stock Custom Composite Index consists of Allergan Inc., Amgen Inc., Carter Wallace Inc., Forest Laboratories -- Class A, and Syntex Corp. Performance for Syntex calculated through September, 1994 after which the company was acquired.

                              CERTAIN TRANSACTIONS

     Under an agreement entered into in 1982 between ICN and Baylor College of Medicine ("Baylor"), the employer of Dr. Vernon Knight, a former director of ICN, the Company is required to pay a 2% royalty to Baylor on all sales of Virazole(R) in aerosolized form. Such royalties include $234,105 for 1996.

     In July 1995 and February 1996 the Company loaned the Chief Operating Officer of the Company $93,000 and $389,000, respectively, for the exercise of stock options. These amounts were subsequently repaid with interest.

     Certain outside directors have provided legal and other consultation services to ICN (including the Predecessor Companies), which amounted to approximately $244,140 during 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand LLP was selected as the Company's independent public accountants for fiscal 1996. Coopers & Lybrand LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if desired. Further, such representative will be available to respond to appropriate stockholder questions directed to him or her.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 1997 Annual Meeting must submit his proposal to the Company so that it is received by the Company at its principal executive offices no later than January 30, 1998.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the year ended December 31, 1996 (including audited financial statements) is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies.

                                 MISCELLANEOUS

     The Board of Directors knows of no other matters which are likely to come before the Meeting. If any other matters, of which the Board is not now aware, should properly come before the Annual meeting, it is intended that the person named in the accompanying form of proxy will vote such proxy in accordance with his best judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ MILAN PANIC
                                          MILAN PANIC
                                          Chairman of the Board

Costa Mesa, California
April 21, 1997

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: SECRETARY, ICN PHARMACEUTICALS, INC., 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626.

                           ICN PHARMACEUTICALS, INC.
                3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 28, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ICN PHARMACEUTICALS, INC.

The undersigned hereby appoints Milan Panic and David C. Watt as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ICN Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on April 11, 1997 at the annual meeting of stockholders to be held at 10:00 a.m. local time on May 28, 1997 or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote "FOR" the nominees to the Board of Directors listed on the reverse side of this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                               (Continued and to be signed on the reverse side.)

[X] Please mark your vote as in this example.

The Board of Directors of the company recommends a vote "FOR" proposal 1.

FOR ALL NOMINEES LISTED BELOW                   WITHHOLD AUTHORITY
          [ ]                                           [ ]

1.  Election of nominees listed below to the Board of Directors of the company.

    Nominees: Roger Guillemin, M.D., Ph.D., Jean-Francois Kurz, Charles T.
              Manatt, Milan Panic, Michael Smith, Ph.D.

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space)


_______________________________________________________________________________



                                   The undersigned acknowledges receipt of the copy of the Notice of Annual Meeting and Proxy Statement (with all enclosures and attachments) relating to the meeting.

                                   THE BOARD OF DIRECTORS OF THE COMPANY
                                   RECOMMENDS THAT YOU SIGN, DATE AND MAIL THE
                                   PROXY CARD TODAY.

                                   _______________________________ _____________
                                        Signature(s)                   Date


                                   _______________________________ _____________
                                        Signature(s)                   Date